Posting Supplement No. 3 dated October 16, 2008 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 356798

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
356798	$6,500	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 356798. Member loan 356798 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Citizens Bank	Debt-to-income ratio:	6.76%
Length of employment:	9 years 1 month	Location:	quakertown, PA

Home town:	brooklyn
Current & past employers:	Citizens Bank
Education:	BCCC

This borrower member posted the following loan description, which has not been verified:

credit card refi

A credit bureau reported the following information about this borrower member on September 27, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	47	Months Since Last Delinquency:	9
Revolving Credit Balance:	$20,227.00	Public Records On File:	0
Revolving Line Utilization:	41.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 357652

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357652	$4,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357652. Member loan 357652 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,947 / month
Current employer:	Dunkin Donuts	Debt-to-income ratio:	13.17%
Length of employment:	8 years	Location:	WEST BROOKFIELD, MA

Home town:	West Brookfield
Current & past employers:	Dunkin Donuts, Baker Bill
Education:

This borrower member posted the following loan description, which has not been verified:

I am living about 30 minutes away from both of my jobs with my parents. I would like to get an apartment of my own to save time and money. I have already found one that is only 10 minutes from both jobs and it looks nice. I just need some furniture and enough for the first month's rent, the last month's rent, and a security deposit. I've been trying to save up money for this myself, but i can't seem to get enough together. I would like to move before the winter. This money would mean alot to me. Thank you very much for your consideration.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	13	Months Since Last Delinquency:	12
Revolving Credit Balance:	$683.00	Public Records On File:	0
Revolving Line Utilization:	7.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 357698

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357698	$7,500	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357698. Member loan 357698 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Executive Search Assoc., Inc.	Debt-to-income ratio:	15.88%
Length of employment:	9 years	Location:	Downers Grove, IL

Home town:	Chicago
Current & past employers:	Executive Search Assoc., Inc., CCH, Inc.
Education:	Southwest School of Businesss

This borrower member posted the following loan description, which has not been verified:

I am and have been self employed for ten years, small business just myself; I am in between contracts and have just started a new one and will need a bit of money to float me through til the placements pay off.

A credit bureau reported the following information about this borrower member on October 14, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,868.00	Public Records On File:	0
Revolving Line Utilization:	60.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 357812

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357812	$4,700	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357812. Member loan 357812 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Executive Hotels Vintage Court	Debt-to-income ratio:	21.93%
Length of employment:	6 months	Location:	San Francisco, CA

Home town:	Vallejo
Current & past employers:	Executive Hotels Vintage Court, Kimpton Hotels, The Atherton Hotel at OSU
Education:	Oklahoma State University-Main Campus, Murray State College, Oklahoma State University-Okmulgee

This borrower member posted the following loan description, which has not been verified:

I'd like to consolidate my credit cards into one payment and, hopefully, at a lower rate. I want to simplify my banking.

A credit bureau reported the following information about this borrower member on October 13, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	48
Revolving Credit Balance:	$3,266.00	Public Records On File:	0
Revolving Line Utilization:	49.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357862

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357862	$3,000	14.62%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357862. Member loan 357862 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Brannon Corporation	Debt-to-income ratio:	10.85%
Length of employment:	9 months	Location:	KILGORE, TX

Home town:	Lewiston
Current & past employers:	Brannon Corporation
Education:	Westwood College-Dallas

This borrower member posted the following loan description, which has not been verified:

Medical procedures

A credit bureau reported the following information about this borrower member on October 13, 2008:

Credit Score Range:	640-659	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	17	Months Since Last Delinquency:	4
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 357864

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357864	$4,500	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357864. Member loan 357864 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	American Airlines	Debt-to-income ratio:	13.54%
Length of employment:	8 years 8 months	Location:	miami, FL

Home town:
Current & past employers:	American Airlines
Education:	Florida International University

This borrower member posted the following loan description, which has not been verified:

I am a senior at Florida international University. I would use this funds to finance my last year in my Information Technology program. Appreciate any help someone out there may provide.

A credit bureau reported the following information about this borrower member on October 13, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	46
Revolving Credit Balance:	$1,818.00	Public Records On File:	0
Revolving Line Utilization:	29.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 357866

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357866	$7,500	19.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357866. Member loan 357866 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Azeez & Associates, P.L.L.C.	Debt-to-income ratio:	25.47%
Length of employment:	7 years 3 months	Location:	Northville, MI

Home town:	Redford
Current & past employers:	Azeez & Associates, P.L.L.C.
Education:	University of Michigan - Dearborn

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan will be to consolidate home improvements that were purchased on a credit card

A credit bureau reported the following information about this borrower member on October 13, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$152,189.00	Public Records On File:	0
Revolving Line Utilization:	66.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 357867

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357867	$3,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357867. Member loan 357867 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,407 / month
Current employer:	EL CAMINO TIRES	Debt-to-income ratio:	0.66%
Length of employment:	2 years 10 months	Location:	NORTH HOLLYWOOD, CA

Home town:	BEVERLY HILLS
Current & past employers:	EL CAMINO TIRES, FIRST AMERICAN HOME BUYERS PROTECTION CORPORATION
Education:	California State University-Northridge (CSUN)

This borrower member posted the following loan description, which has not been verified:

I want to import cosmetic products, including perfume and lotions. Importing also beauty products such as sophisticated hairdryers, curling and flat irons. All these products will be coming from Shanghai, China. I was given the opportunity to meet with the producers of the cosmetic and beauty products, in which I was offered a great deal to import and distribute their products here in Los Angeles.

A credit bureau reported the following information about this borrower member on October 12, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$843.00	Public Records On File:	0
Revolving Line Utilization:	30.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357868

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357868	$6,500	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357868. Member loan 357868 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	CoKinetic Systems Corp	Debt-to-income ratio:	14.80%
Length of employment:	1 year	Location:	Corona, CA

Home town:	Whittier
Current & past employers:	CoKinetic Systems Corp, SmartPros, Ltd.
Education:	University of Southern California (USC)

This borrower member posted the following loan description, which has not been verified:

Looking at LendingClub to potentially provide a better rate than B of A credit card which will increase to 18.74% early next year. I'm an entrepreneur with a stable income and a software side business. Current income is 12500 per month. My current debts are scheduled to payoff within 5 years. I always pay every bill on time.

A credit bureau reported the following information about this borrower member on October 12, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$88,223.00	Public Records On File:	0
Revolving Line Utilization:	89.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 357869

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357869	$4,000	15.88%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357869. Member loan 357869 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Alliedbarton Security	Debt-to-income ratio:	21.45%
Length of employment:	3 years 10 months	Location:	Las Vegas, NV

Home town:	Invercargill
Current & past employers:	Alliedbarton Security, IPC Corporation
Education:	University of Otago

This borrower member posted the following loan description, which has not been verified:

I want to pay off some debt so I can raise my credit score so I can buy a house for my family. I ahve twin two year old boys and i want to buy a house sothey can have some stability. Right now we have been renting, but I don't want to have to move every few years. My credit is bad, I have too much debt, so if I could pay some of it off, that would help us a lot.

A credit bureau reported the following information about this borrower member on October 11, 2008:

Credit Score Range:	640-659	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,157.00	Public Records On File:	0
Revolving Line Utilization:	54.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 357870

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357870	$7,500	15.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357870. Member loan 357870 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,705 / month
Current employer:	Coldwell Banker Bain	Debt-to-income ratio:	26.45%
Length of employment:	3 years 2 months	Location:	Seattle, WA

Home town:	Veina
Current & past employers:	Coldwell Banker Bain, King County
Education:	Portland State University

This borrower member posted the following loan description, which has not been verified:

The company that I had purchased all of matting supplies is no longer in business and I had to start a new relationship. They do not work from credit, cash only. My husband and I are matting and framing sports and music memoribila that we sell. Right now I have a three Hockey jersey and a Rolling Stones guitar to frame up in our light boxes and need supply money. Repayment is easy for us, especailly during this time of year. We get lots of orders, if we have product ready. I had some saving, but one of our grandkids lost a student loan this quarter so I lent her my matting money.

A credit bureau reported the following information about this borrower member on October 10, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1971	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	56
Revolving Credit Balance:	$53,809.00	Public Records On File:	0
Revolving Line Utilization:	72.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 357872

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357872	$7,500	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357872. Member loan 357872 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,500 / month
Current employer:	Aura Systems	Debt-to-income ratio:	16.23%
Length of employment:	1 year 7 months	Location:	Los Angeles, CA

Home town:	Los Angeles
Current & past employers:	Aura Systems, Copy Solutions
Education:	California State Polytechnic University-Pomona

This borrower member posted the following loan description, which has not been verified:

I have a great job as an engineer and am consolidating credit card debt from a previous stint of self-employment. This loan will simplify my repayment terms and give a good return to my lenders.

A credit bureau reported the following information about this borrower member on October 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,784.00	Public Records On File:	0
Revolving Line Utilization:	63.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 357873

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357873	$5,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357873. Member loan 357873 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,958 / month
Current employer:	Exel	Debt-to-income ratio:	21.53%
Length of employment:	7 years 3 months	Location:	SAN BERNARDINO, CA

Home town:	San Bernardino
Current & past employers:	Exel
Education:	Valley Colledge

This borrower member posted the following loan description, which has not been verified:

To help pay a few bills to get back on track.

A credit bureau reported the following information about this borrower member on October 9, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,194.00	Public Records On File:	0
Revolving Line Utilization:	54.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 357874

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357874	$7,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357874. Member loan 357874 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	citrus cafe inc	Debt-to-income ratio:	20.29%
Length of employment:	7 years	Location:	anaheim, CA

Home town:
Current & past employers:	citrus cafe inc
Education:	University of California-Irvine (UCI)

This borrower member posted the following loan description, which has not been verified:

paying medical bills on back injury

A credit bureau reported the following information about this borrower member on October 9, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,855.00	Public Records On File:	0
Revolving Line Utilization:	31.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 357875

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357875	$7,500	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357875. Member loan 357875 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	Self/ Ameriprise Financial franchisee	Debt-to-income ratio:	9.55%
Length of employment:	9 years 1 month	Location:	Paramus, NJ

Home town:	Queens
Current & past employers:	Self/ Ameriprise Financial franchisee
Education:	Connecticut College

This borrower member posted the following loan description, which has not been verified:

consolidate business lines of credit to one lower payment & interest rate

A credit bureau reported the following information about this borrower member on October 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,979.00	Public Records On File:	0
Revolving Line Utilization:	49.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357876

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357876	$7,500	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357876. Member loan 357876 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	ZH Invenstments	Debt-to-income ratio:	24.19%
Length of employment:	5 years	Location:	Potomac, MD

Home town:	Minsk
Current & past employers:	ZH Invenstments
Education:	University of Maryland

This borrower member posted the following loan description, which has not been verified:

Doing masters degree in Uniersity of maryland will complete May2009

A credit bureau reported the following information about this borrower member on October 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$127,150.00	Public Records On File:	0
Revolving Line Utilization:	30.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357878

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357878	$7,000	15.88%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357878. Member loan 357878 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	PopularMedia, Inc.	Debt-to-income ratio:	24.19%
Length of employment:	7 months	Location:	Somerville, MA

Home town:	Pomfret Center
Current & past employers:	PopularMedia, Inc., Pyxis Mobile, Inc., Cymfony, Inc.
Education:	Bryant University, Woodstock Academy

This borrower member posted the following loan description, which has not been verified:

Hello, Thank you for your consideration of my loan request. The Home down payment description was the best description available; although this is not a request towards the purchase of a home, it is a request towards renting a new home. As many of you are likely aware, the upfront costs of moving into a new apartment can add up quickly to cover landlord requirements and the fees of the broker. The Sanctuary building in which we would like to move into requires the upfront payments of first month's rent, last month's rent, a security deposit, and broker's fee. With the rent equaling $2,600 per month, my request is for a $7,000 loan. I am able to take care of 1st month's rent and a little extra, but require assistance on the other three payments. Your help is very much appreciated. Best Regards, Craig

A credit bureau reported the following information about this borrower member on October 8, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	56
Revolving Credit Balance:	$590.00	Public Records On File:	0
Revolving Line Utilization:	84.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357879

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357879	$7,500	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357879. Member loan 357879 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Urban Brands, Inc.	Debt-to-income ratio:	14.07%
Length of employment:	4 years 7 months	Location:	Lodi, NJ

Home town:	New York
Current & past employers:	Urban Brands, Inc.
Education:	Fashion Institute of Technology (FIT)

This borrower member posted the following loan description, which has not been verified:

Personal loan to consolidate credit card debt

A credit bureau reported the following information about this borrower member on October 7, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	20
Revolving Credit Balance:	$9,452.00	Public Records On File:	0
Revolving Line Utilization:	72.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357880

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357880	$5,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357880. Member loan 357880 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Parts General	Debt-to-income ratio:	0.00%
Length of employment:	12 years	Location:	atlanta, GA

Home town:	Scottsdale
Current & past employers:	Parts General
Education:	university of arizona

This borrower member posted the following loan description, which has not been verified:

I recently moved and am buying furniture, the store card interest rates are too high so I decided to try here. I have good credit and not alot of debt.

A credit bureau reported the following information about this borrower member on October 7, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,082.00	Public Records On File:	0
Revolving Line Utilization:	2.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 357881

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357881	$7,500	9.07%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357881. Member loan 357881 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	LaFayette	Debt-to-income ratio:	4.86%
Length of employment:	8 years	Location:	HOLIDAY, FL

Home town:	Anchorage
Current & past employers:	LaFayette
Education:	St Petersburg College

This borrower member posted the following loan description, which has not been verified:

paying off some credit cards and other debts

A credit bureau reported the following information about this borrower member on October 7, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1987	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	30
Revolving Credit Balance:	$8,575.00	Public Records On File:	0
Revolving Line Utilization:	25.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 357882

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357882	$7,500	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357882. Member loan 357882 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,580 / month
Current employer:	ITO VIDEO	Debt-to-income ratio:	11.99%
Length of employment:	9 years 1 month	Location:	WEST COVINA, CA

Home town:	Beverly Hills
Current & past employers:	ITO VIDEO, RODEWAY INN
Education:	UCLA Anderson School of Management

This borrower member posted the following loan description, which has not been verified:

I need to install new cabinets in my Kitchen. 24 boxes & doors wood and 16 drawers wood. Thanks God, I find a good deal for the materials with a local carpenter in my neighborhood. For the same price, he is customize and install, too. Thank you very much.

A credit bureau reported the following information about this borrower member on October 7, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,703.00	Public Records On File:	0
Revolving Line Utilization:	40.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 357883

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357883	$6,600	9.07%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357883. Member loan 357883 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,667 / month
Current employer:	sunpass	Debt-to-income ratio:	1.84%
Length of employment:	7 months	Location:	orlando, FL

Home town:	Miami
Current & past employers:	sunpass, universal orlando
Education:	Columbia College

This borrower member posted the following loan description, which has not been verified:

personal loan to help my sister out

A credit bureau reported the following information about this borrower member on October 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,889.00	Public Records On File:	0
Revolving Line Utilization:	10.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 357884

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357884	$7,500	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357884. Member loan 357884 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Target Stores	Debt-to-income ratio:	20.91%
Length of employment:	2 years	Location:	Alexandria, VA

Home town:	Waterville
Current & past employers:	Target Stores, Lord and Taylor
Education:	San Jose State University

This borrower member posted the following loan description, which has not been verified:

trying to refinance a store credit card at a better rate. Bought wedding ring at 22%! ouch! this is my second try - love lending club, however i missed out on my chance to accept funding. I was almost fully funded and missed the deadline to accept the funding. Now I know more about how this works and will try again. . .

A credit bureau reported the following information about this borrower member on October 13, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$120,338.00	Public Records On File:	0
Revolving Line Utilization:	47.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357885

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357885	$6,000	9.07%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357885. Member loan 357885 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	ONEOK	Debt-to-income ratio:	5.00%
Length of employment:	6 years 1 month	Location:	oklahoma city, OK

Home town:	Drumright
Current & past employers:	ONEOK
Education:	Oklahoma State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Requesting loan in order to purchase stock through employee stock purchase plan.

A credit bureau reported the following information about this borrower member on October 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	31
Revolving Credit Balance:	$86.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 357888

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357888	$7,500	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357888. Member loan 357888 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	General Dynamics	Debt-to-income ratio:	11.12%
Length of employment:	7 years 1 month	Location:	Mesa, AZ

Home town:	Sainaw
Current & past employers:	General Dynamics
Education:	Univeristy of Phoenix

This borrower member posted the following loan description, which has not been verified:

For the past eight months I?ve been fairly successful at managing my available cash making payments on time and occasionally putting extra toward credit cards or putting some cash in savings. Too many events have transpired that have eaten away at the narrow margin I had and I am now beginning to fall behind. A consolidation loan would reduce my monthly payment obligations and allow quicker payoff of credit card debt.

A credit bureau reported the following information about this borrower member on October 6, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	23
Revolving Credit Balance:	$12,336.00	Public Records On File:	0
Revolving Line Utilization:	46.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357889

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357889	$5,000	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357889. Member loan 357889 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	HCPD Maryland	Debt-to-income ratio:	8.21%
Length of employment:	6 years	Location:	ELLICOTT CITY, MD

Home town:
Current & past employers:	HCPD Maryland, HCPD
Education:	St. Leo University

This borrower member posted the following loan description, which has not been verified:

Wedding

A credit bureau reported the following information about this borrower member on October 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,535.00	Public Records On File:	0
Revolving Line Utilization:	50.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 357913

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357913	$4,775	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357913. Member loan 357913 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	cummins-allison corp.	Debt-to-income ratio:	6.40%
Length of employment:	4 years 8 months	Location:	Elgin, IL

Home town:	Des Plaines
Current & past employers:	cummins-allison corp., Cummins-Allison Corp.
Education:	Elgin Community College

This borrower member posted the following loan description, which has not been verified:

Payoff credit card that is currently charging me 19.99%

A credit bureau reported the following information about this borrower member on October 14, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	73
Revolving Credit Balance:	$10,537.00	Public Records On File:	0
Revolving Line Utilization:	41.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 357920

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357920	$6,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357920. Member loan 357920 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	FOLIOfn Investments	Debt-to-income ratio:	2.07%
Length of employment:	3 years 4 months	Location:	McLean, VA

Home town:	Oklahoma City
Current & past employers:	FOLIOfn Investments, ETrade
Education:	SFA

This borrower member posted the following loan description, which has not been verified:

I charged a lot of items to do a home improvement project. so I'd want to consolidate the loan and pay off the higher credit card.

A credit bureau reported the following information about this borrower member on October 14, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1985	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	72
Revolving Credit Balance:	$8,670.00	Public Records On File:	0
Revolving Line Utilization:	30.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 357930

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357930	$8,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357930. Member loan 357930 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	Source Interlink	Debt-to-income ratio:	2.64%
Length of employment:	3 years 4 months	Location:	Oberlin, PA

Home town:	Harrisburg
Current & past employers:	Source Interlink, Tyco
Education:	Harrisburg Area commmunity college

This borrower member posted the following loan description, which has not been verified:

I need to do some work on a rental property i own.

A credit bureau reported the following information about this borrower member on October 14, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	79
Revolving Credit Balance:	$2,079.00	Public Records On File:	0
Revolving Line Utilization:	24.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 357979

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357979	$7,200	9.07%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357979. Member loan 357979 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Berkshire Health Systems	Debt-to-income ratio:	9.35%
Length of employment:	32 years	Location:	NORTH ADAMS, MA

Home town:
Current & past employers:	Berkshire Health Systems
Education:

This borrower member posted the following loan description, which has not been verified:

My daughter wants to go on a trip in Dec to Cancun and does not have the money to join her friends. I will finance at an all inclusive resort. Also, she owes my wife a loan amount of 3000.00 and this has been a financial burden to her and so it's easier for her to pay me back rather than deal with her mom constantly asking her about the money.

A credit bureau reported the following information about this borrower member on October 14, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1982	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	60
Revolving Credit Balance:	$3,392.00	Public Records On File:	0
Revolving Line Utilization:	9.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358230

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358230	$12,500	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358230. Member loan 358230 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,900 / month
Current employer:	Blue Water Powerboats Inc.	Debt-to-income ratio:	14.16%
Length of employment:	11 months	Location:	singer island, FL

Home town:	Somers
Current & past employers:	Blue Water Powerboats Inc., Synthetic Turf Consulting LLC
Education:	Northeastern University

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to purchase a new outboard motor for my biggest rental boat, a 26' center console. This boat is the one that gives the company the best return, and we can't afford to have it down. The motor pictured blew up following a salvage of it when a customer ran the motor into a dock and knocked the motor off of the boat. The motor was under water for about an hour, and though we were able to get it running again, it wasn't completely saved. It appears something got tweaked inside when it got wet while running. This is a large center console fishing boat that is in demand on a daily basis. My financial situation: I am a good candidate for this loan because I plan to use the money to continue to grow my small business. I have always been financially responsible, and have never been late in paying anything. I purchased this business last year, investing a good portion of my life savings as well as some home equity into it. I have grown the revenue roughly 40% over the previous ownership, and I have become a one-stop-shop for everything fun related in conjunction with watersports. In 10 months we have added 2 more boats and 2 waverunners, 4 kayaks, 3 surfboards, a banana boat, boogie boards, as well as other revenue generating equipment to the fleet. I have developed working relationships with Hilton, Marriott, and various other resort companies here in South Florida, and I plan to begin an online reservation system and Franchise plan in the near future. This extra capital will allow me to stretch a vital purchase out over time in order to not hinder further growth and progress of my small business.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,893.00	Public Records On File:	0
Revolving Line Utilization:	62.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358244

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358244	$5,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358244. Member loan 358244 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,751 / month
Current employer:	Partners Healthcare	Debt-to-income ratio:	2.40%
Length of employment:	1 year 2 months	Location:	BOSTON, MA

Home town:	Royal Oak
Current & past employers:	Partners Healthcare, Mass General Hospital
Education:	Pennsylvania State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate debt into one payment.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,411.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358251

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358251	$12,500	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358251. Member loan 358251 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Suffolk County DPW	Debt-to-income ratio:	8.18%
Length of employment:	17 years 6 months	Location:	Mastic Beach, NY

Home town:	Rocky Point
Current & past employers:	Suffolk County DPW
Education:

This borrower member posted the following loan description, which has not been verified:

I am a good candidate for this loan because I have great credit and I'm a responsible, hard working person. I have a recession-proof career, I have worked for the government for almost 18 years. I would like to eliminate some high interest debt so that I may be able to put away some money toward retirement/savings. Thank you for taking the time to consider my request.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	75
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358260

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358260	$10,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358260. Member loan 358260 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Gilbert Auto	Debt-to-income ratio:	15.92%
Length of employment:	4 years 6 months	Location:	Walla Walla, WA

Home town:	Portland
Current & past employers:	Gilbert Auto
Education:

This borrower member posted the following loan description, which has not been verified:

Wanting to consolidate some high interest credit cards.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1983	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	29	Months Since Last Delinquency:	12
Revolving Credit Balance:	$8,968.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 358261

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358261	$12,000	15.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358261. Member loan 358261 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Cameron, Murphy & Spangler	Debt-to-income ratio:	1.18%
Length of employment:	2 years 1 month	Location:	Alhambra, CA

Home town:
Current & past employers:	Cameron, Murphy & Spangler, UBS Financial Services
Education:

This borrower member posted the following loan description, which has not been verified:

I have a unique opportunity to buy part of a new Bar/ Restaurant in the Los Angeles area. The project cost will be $500,000. I intend to purchase 5% of the deal. Using $13,000 of my own money and $12,000 borrowed from here. The main owner/project manager has a great track record of creating positive cash flow businesses like this from scratch. He will be a major shareholder in the deal. The slow down in the economy allows us to secure a great lease with incentives and also hire development staff at a discount. The loan repayment will be funded from my personal savings on a monthly basis, as I do not expect the project to be profitable until months 8 -10 of opening.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	45
Revolving Credit Balance:	$255.00	Public Records On File:	0
Revolving Line Utilization:	15.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 358265

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358265	$2,800	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358265. Member loan 358265 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$6,550 / month
Current employer:	Result Center Inc	Debt-to-income ratio:	12.73%
Length of employment:	10 years 6 months	Location:	Leesville, SC

Home town:	Lexington
Current & past employers:	Result Center Inc, Steven D Bell, Liveops
Education:	TCI College, University of South Carolina-Aiken (USC Aiken)

This borrower member posted the following loan description, which has not been verified:

Recently my air handler went out and burnt out my outside unit as well. The new unit is costing $3700.00 but I have enough loose funds to cover the $1700.00 but I am still short by $2000.00. I don't want to touch my savings or take out a mortgage on my home which I recently paid off in full.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$300.00	Public Records On File:	0
Revolving Line Utilization:	20.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 358280

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358280	$7,500	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358280. Member loan 358280 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	InterContinental Hotels	Debt-to-income ratio:	18.21%
Length of employment:	5 years	Location:	East Rutherford, NJ

Home town:	New York
Current & past employers:	InterContinental Hotels
Education:	Columbia University in the City of New York, New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

Closing off high interest rate credit card

A credit bureau reported the following information about this borrower member on September 27, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	68
Revolving Credit Balance:	$19,099.00	Public Records On File:	0
Revolving Line Utilization:	89.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358312

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358312	$10,500	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358312. Member loan 358312 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Pixsy Corporation	Debt-to-income ratio:	6.41%
Length of employment:	1 year 10 months	Location:	Seattle, WA

Home town:	Juneau
Current & past employers:	Pixsy Corporation
Education:	Washington State University

This borrower member posted the following loan description, which has not been verified:

LOAN PURPOSE This loan will be used by my business partner and I to buy an under-valued, under-nourished existing business. BUSINESS BACKGROUND The current owner works full-time as a professional in another industry and is overwhelmed by the business. She'd rather focus on her career than run a business, and is willing to accept $99K for it, but is requiring a significant portion down. We will be putting $50K down, and pay off the remainder within 6 months. If we end up not acquiring the business because of insufficient capital, and yet this loan is approved, it will immediately be paid back. The business is a truck (mobile clinic) with a hydrostatic body composition dunk tank. The owners of these clinics visit gyms/fitness clubs and run body fat tests all day long, parked out front. Clubs are very eager to have the clinics there. We can hype their personal training services, draw in potential members people from the area, and we can offer a small revenue share. BUSINESS' FINANCIALS Tests are $45, with discounts for repeat customers. Accounting for repeats, the average price per test is $35. Most clinics operate part-time for a modest 6 hours (by choice), yielding them between 20 - 30 tests/day (5 - 6 tests/hour). Trucks in less populous areas have cash flows of $20K - $25/monthly. Note that 20 - 30/day is an average of _all territories_, such as St. Louis, Milwaukee, etc. The populations of these areas are _far_ thinner in comparison to the region we will be taking over, which is everything south of LA. Only one clinic has the rights to a greater population--Northern California-- which performs very well, with tests in the 30 - 40 tests/day range, operating less than 8 hours/day. We will be operating for more hours to support the great demand in our region: 12 - 16, instead of merely 6 or 8. The only days the clinic will not be in operation are the major holidays (e.g. Thanksgiving, Christmas). Monthly operating costs are very low: $2,000 - $3,000, plus hourly staffing. CASH FLOW Based on the data from existing clinics, we've projected two estimates of cash flow. With operating expenses so low, we could do half our projections and _still_ be profitable. Conservative: $35/test x 35 tests/day x 30 days = $37K/month. Projected: $35/test x 45 tests/day x 30 days = $47K/month. MY BACKGROUND/FINANCES I've been employed at a technology company that sells data to Fortune 500 companies since graduating with a BA in Business Management of IS in 2006. My role is Lead Developer (programmer) of the software development team. Yearly income is $55K, and I have unexercised stock options whose shares constitute 1.4% of the company. Money in/month: $4,583.33 gross Money out/month: * Rent: $400 * Student loans: $275 * Food: $400 * Cell and utilities: $200 * Credit card payments: $75 * No vehicle expenses; public transportation at $70 * Medical: $30 * Misc.: $250 Total: $1,700 +/- 100 MY BUSINESS PARTNER My partner is the owner of a Cold Stone Creamery (gourmet ice cream), which he paid for in cash. Since taking ownership of the Cold Stone, same-store sales have increased 14%--one of the highest increases of all 1,400 stores nationwide.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,932.00	Public Records On File:	0
Revolving Line Utilization:	11.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 358326

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358326	$11,500	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358326. Member loan 358326 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,813 / month
Current employer:	n/a	Debt-to-income ratio:	15.21%
Length of employment:	8 years 9 months	Location:	Crestview Hills, KY

Home town:	Martins Ferry
Current & past employers:
Education:	Ohio State University

This borrower member posted the following loan description, which has not been verified:

I will use the loan money to pay down some of the high interest debt that I currently have. I made some credit mistakes in the past, but have not missed or been late on payments for at least the past seven years. This loan will put me on a quicker path to living a debt free life. I have a steady job (8+ years with the same company) and I pay all of my bills on time. More often than not, I pay above the monthly minimum. I would also like to reinvest a portion of the money in Lending Club. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,197.00	Public Records On File:	0
Revolving Line Utilization:	75.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358329

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358329	$7,500	11.59%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358329. Member loan 358329 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,723 / month
Current employer:	Not employed outside home	Debt-to-income ratio:	16.86%
Length of employment:	n/a	Location:	Tacoma, WA

Home town:	Tacoma
Current & past employers:	Not employed outside home
Education:	University of Minnesota-Twin Cities, University of Wisconsin-Milwaukee

This borrower member posted the following loan description, which has not been verified:

I have a high rate credit card due to a mishap with the due date. They raised the rate to 26%!!! I have a great repayment record, the only problem was the due date fell badly. I also owe money to my dentist him off. I will close the account of the American Express Blue card if I receive the loan and will use only a debit card for my purchases.

A credit bureau reported the following information about this borrower member on September 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,244.00	Public Records On File:	0
Revolving Line Utilization:	85.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358333

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358333	$8,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358333. Member loan 358333 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	RBS Greenwich Capital Markets, Inc.	Debt-to-income ratio:	11.76%
Length of employment:	21 years 6 months	Location:	Danbury, CT

Home town:	Bronx
Current & past employers:	RBS Greenwich Capital Markets, Inc., Commonwealth Bank of Australia
Education:	CUNY Lehman College

This borrower member posted the following loan description, which has not been verified:

Looking for a loan that I can repay back over 3 - 5 year period with NO early payment penalties.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	47	Months Since Last Delinquency:	2
Revolving Credit Balance:	$1,124.00	Public Records On File:	0
Revolving Line Utilization:	2.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358338

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358338	$10,000	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358338. Member loan 358338 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$14,583 / month
Current employer:	NanoTech Entertainment, Inc.	Debt-to-income ratio:	12.83%
Length of employment:	1 year	Location:	San Jose, CA

Home town:	Philadelphia
Current & past employers:	NanoTech Entertainment, Inc., Global VR, Inc.
Education:	St Vincent's College

This borrower member posted the following loan description, which has not been verified:

Headquartered in San Jose, California, NanoTech Entertainment operates as a virtual manufacturer, Development of technology & games- then licensing them to third parties for manufacturing and distribution. NanoTech Entertainment is bridge loan in order to efficiently continue development & launch of its products from Q3 through Q4 of 2008 - the period where it's revenue streams begin to flow. The company currently holds a number of popular game licenses bundled for 2 of its core products, one of which is being launched in Q4-2008 and 40% in reserved units of its first production run. www.nanotechent.com NanoTech will be releasing an arcade video game product in Q4-2008 and is in negotiation for worldwide distribution with another widely known Japanese company with offices in the US, Europe and Asia. This license will yield approximately $1.1 million by the beginning of Q1-2009.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1984	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,362.00	Public Records On File:	0
Revolving Line Utilization:	73.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358343

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358343	$5,400	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358343. Member loan 358343 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,417 / month
Current employer:	HMC	Debt-to-income ratio:	22.08%
Length of employment:	4 years 6 months	Location:	Smithtown, NY

Home town:	Brooklyn
Current & past employers:	HMC
Education:

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay off my Capital One loan (current payment is $350 per month) in order to have additional funds available now to address other priorities. I am a good candidate for this loan because I am employed full-time with a great salary, and am never late on any payments. I have no rent/mortgage obligations on my home. My husband makes the mortgage payment out of his income. I have a son graduating HS next year (June 2009) and would like to contribute more into his 529 plan. I have several open CC accounts with zero balances and do not want to close them out and have my FICO score tank. I am almost over the 700 mark. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	25	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,282.00	Public Records On File:	1
Revolving Line Utilization:	15.00%	Months Since Last Record:	92
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358353

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358353	$12,500	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358353. Member loan 358353 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,236 / month
Current employer:	Conwest Resources	Debt-to-income ratio:	23.98%
Length of employment:	5 years 11 months	Location:	Oakland, CA

Home town:	Fu Zhou
Current & past employers:	Conwest Resources
Education:	Academy of Art University

This borrower member posted the following loan description, which has not been verified:

I am asking help to get me debt free in the shortest time possible. I cannot do it alone. When I have three separate credit cards I'm making good and above minimum payments on each month. I just wish I only had 1 payment to make. I'm willing to pay $750 to get me out of my high interest credit cards. You can help me become debt free in 6 months. Please, please help me out.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,240.00	Public Records On File:	0
Revolving Line Utilization:	64.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358372

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358372	$9,500	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358372. Member loan 358372 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Extra Space Storage	Debt-to-income ratio:	3.53%
Length of employment:	3 years 6 months	Location:	North Bergen, NJ

Home town:	North Bergen
Current & past employers:	Extra Space Storage, JPMorgan Chase & Co.
Education:	Pace University-New York

This borrower member posted the following loan description, which has not been verified:

Investing in my sons education, my family is what I live for. Thank you for looking.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1970	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,171.00	Public Records On File:	0
Revolving Line Utilization:	10.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 358379

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358379	$10,000	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358379. Member loan 358379 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,208 / month
Current employer:	Auto Electric	Debt-to-income ratio:	15.34%
Length of employment:	2 years 5 months	Location:	MONTEBELLO, CA

Home town:	Los Angeles
Current & past employers:	Auto Electric
Education:

This borrower member posted the following loan description, which has not been verified:

I need a loan to consolidate the majority of my credit cards and also pay off some existing debt

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,436.00	Public Records On File:	0
Revolving Line Utilization:	94.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Posting Report Supplement No. 3 dated October 16, 2008